UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2025, Nine Energy Service, Inc. (the “Company”) and certain of its subsidiaries entered into a Loan and Security Agreement (the “New ABL Credit Agreement”) with White Oak Commercial Finance, LLC, as agent (the “Agent”), and the lenders from time to time party thereto. The New ABL Credit Agreement provides for an asset-based revolving credit facility (the “New ABL Credit Facility”) with lender commitments of $125 million (the “Maximum Revolving Facility Amount”) and a sublimit of $5 million for letters of credit, which will mature on the earlier of (i) May 1, 2028 and (ii) the date that is 91 days prior to the maturity date of the Company’s 13.000% Senior Secured Notes due 2028 (the “Notes”). The Maximum Revolving Facility Amount could increase from time to time pursuant to an uncommitted accordion by an aggregate amount for all such increases not to exceed $50 million.

The outstanding balance of the borrowings under the New ABL Credit Facility may not exceed in the aggregate at any time the lesser of (i) the Maximum Revolving Facility Amount reduced by certain customary reserves and (ii) the borrowing base, which is calculated on the basis of eligible accounts and inventory. In particular, the borrowing base is equal to: (a) 92.5% of the aggregate amount of eligible U.S. and Canadian billed accounts receivable, plus (b) the lesser of (x) 85% of the aggregate amount of eligible U.S. and Canadian unbilled accounts receivable and (y) $6 million, plus (c) the lesser of (x) 50% of the aggregate amount of eligible billed non-U.S. and non-Canadian accounts receivable and (y) $3 million, plus (d) the lower of cost or market value of eligible inventory, multiplied by the lesser of (x) 70% and (y) 85% of the appraised net orderly liquidation value divided by the book value in respect of such inventory, and, in the case of inventory constituting raw materials, not to exceed a maximum sublimit of $1 million, plus (e) the lesser of (x) $5 million and (y) an amount equal to 5% of the borrowing base, minus (f) the aggregate amount of reserves, if any, established by the Agent.

Borrowings under the New ABL Credit Facility bear interest at a per annum rate equal to the term-specific Secured Overnight Financing Rate (SOFR) for an interest period of one month, subject to a 1.50% floor, plus an applicable margin of 4.00% to 4.50%, depending on the Company’s fixed charge coverage ratio.

The Company’s obligations under the New ABL Credit Facility are secured by a first priority security interest in substantially all tangible and intangible assets of the Company and all of its current domestic and Canadian subsidiaries. In connection with the entry into the New ABL Credit Agreement, the Agent entered into a joinder to the Intercreditor Agreement, dated as of January 30, 2023 (the “Intercreditor Agreement”), among the Company, the subsidiaries of the Company party thereto and U.S. Bank Trust Company, National Association, as collateral agent with respect to the Notes, which provided for the replacement and refinancing of the Prior ABL Credit Facility (as defined below) with the New ABL Credit Facility while maintaining the lien and other priorities set forth in the Intercreditor Agreement.

The New ABL Credit Agreement contains customary representations and warranties, events of default, and various affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments and investments (including acquisitions). In addition, the New ABL Credit Agreement contains a financial covenant requiring a minimum fixed charge ratio of 1.10 to 1.00 that is tested quarterly when the availability under the New ABL Credit Facility is less than $10 million and applies until the availability exceeds such threshold for 30 consecutive days.

The New ABL Credit Facility refinanced and replaced the Company’s asset-based revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and a consortium of lenders (the “Prior ABL Credit Facility”), which had a scheduled maturity of January 29, 2027. On May 1, 2025, the Company borrowed approximately $48.9 million under the New ABL Credit Facility and used such proceeds to repay all borrowings outstanding under the Prior ABL Credit Facility and pay the approximately $5 million of fees and expenses associated with the entry into the New ABL Credit Agreement.

The foregoing description of the New ABL Credit Facility is not complete and is qualified in its entirety by reference to the copy of the New ABL Credit Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2025, the Company issued a press release providing information on its results of operations and financial condition for the quarter ended March 31, 2025. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the New ABL Credit Facility is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and Appointments

On May 2, 2025, Gary L. Thomas resigned as a member of the Company’s Board of Directors (the “Board”), effective as of the end of such date, as planned, and on May 3, 2025, as previously disclosed, Richard A. Burnett began serving as a member of the Board.

Also as previously disclosed, Mark E. Baldwin has notified the Board that he plans to resign from the Board effective as of the end of the day on August 1, 2025. To fill such expected vacancy, on May 2, 2025, the Board appointed Jerome (Joey) D. Hall as a director and as a member of the Board’s Audit Committee and Nominating, Governance and Compensation Committee (the “NGC Committee”), in each case effective as of August 2, 2025.

Mr. Hall will receive compensation for service on the Board and its committees in a manner consistent with the Company’s non-employee director compensation policies and programs in effect from time to time. Currently, each of the Company’s non-employee directors receive a quarterly cash retainer of $18,750, and each non-employee director serving on the Board’s Audit Committee or NGC Committee in a non-chairman capacity receives an additional quarterly cash retainer of $1,875 per committee. In addition, the Company’s non-employee directors are eligible to receive annual long-term incentive awards under the Incentive Plan (as defined below). On May 2, 2025, each of the Company’s non-employee directors were granted an award under the Incentive Plan with a grant date value of $150,000, and Mr. Hall is expected to be granted a similar but prorated award when he joins the Board. Each non-employee director is also reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees. Also in connection with his appointment to the Board, Mr. Hall will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors.

There are no current or proposed transactions in which Mr. Hall has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Hall and any other person pursuant to which he was appointed as a director.

Incentive Plan Amendment

On May 2, 2025, at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), as further described below in Item 5.07, the Company’s stockholders approved the Third Amendment (the “Incentive

Plan Amendment”) to the Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017, as further amended effective March 5, 2021 and as further amended effective March 6, 2023. Previously, subject to the approval by the Company’s stockholders at the Annual Meeting, the Board approved the Incentive Plan Amendment, which (i) increases the number of shares of the Company’s common stock that may be issued under the Nine Energy Service, Inc. 2011 Stock Incentive Plan by 3,900,000 shares and (ii) extends the term of the Nine Energy Service, Inc. 2011 Stock Incentive Plan to 10 years following the date of such stockholder approval.

The Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017 and as further amended effective March 5, 2021, March 6, 2023 and February 28, 2028 (the “Incentive Plan”), is a long-term incentive plan pursuant to which awards, including stock options, stock appreciation rights, restricted stock, performance awards, restricted stock units, bonus stock, dividend equivalents, other stock-based awards and cash awards, may be granted to certain employees and other service providers of the Company and its subsidiaries. The Incentive Plan is administered by a committee of directors selected by the Board, which is currently the NGC Committee. The NGC Committee has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of the Company’s common stock), prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), and accelerate the vesting or exercisability of an award. Subject to the constraints of applicable law, the NGC Committee may from time to time, in its sole discretion, delegate to the Company’s Chief Executive Officer the administration (or interpretation of any provision) of the Incentive Plan and the right to grant awards under the Incentive Plan.

The foregoing description of the Incentive Plan Amendment is not complete and is qualified in its entirety by reference to the copy of the Incentive Plan Amendment filed herewith as Exhibit 10.2, which is incorporated herein by reference. In addition, a description of the material terms of the Incentive Plan Amendment and the Incentive Plan was included in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 6, 2025 (the “Proxy Statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2025, the Company held the Annual Meeting, at which the Company’s stockholders were requested to: (i) elect the two nominees named in the Proxy Statement to serve on the Board as Class I directors until the Company’s 2028 Annual Meeting of Stockholders or until their respective successors are elected and qualified, (ii) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers and (iv) approve the Incentive Plan Amendment.

The following are the final voting results on the proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Proxy Statement:

1.	Each of the two nominees for Class I directors that was up for election was elected for a term of three years. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Julie A. Peffer	13,611,609	262,083	14,601,561
Darryl K. Willis	12,769,830	1,103,862	14,601,561

2.	PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
28,020,850	17,677	436,725	0

3.	The compensation of the Company’s named executive officers was approved, on an advisory basis. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,799,899	969,714	104,077	14,601,563

4.	The Incentive Plan Amendment was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
8,785,909	5,049,180	38,601	14,601,563

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1*	Loan and Security Agreement, dated as of May 1, 2025, by and among Nine Energy Service, Inc. and certain subsidiaries thereof, as a borrower or guarantor as provided therein, White Oak Commercial Finance, LLC, as agent for the lenders, and the lenders from time to time party thereto.

10.2	Third Amendment to the Nine Energy Service, Inc. 2011 Stock Incentive Plan.

99.1	Nine Energy Service, Inc. press release dated May 7, 2025.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission or its staff upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules and similar attachments so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2025	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore Executive Vice President, General Counsel and Secretary